Exhibit 2.1.1

                                    AMENDMENT

                               DATED JUNE 11, 1996

                                     TO THE

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                              DI INDUSTRIES, INC.,

                              DI MERGER SUB, INC.,

                               ROY T. OLIVER, JR.,

                                 MIKE L. MULLEN,

                                R.T. OLIVER, INC.

                                       AND

                           LAND RIG ACQUISITION CORP.

                                DATED MAY 7, 1996

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                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER

         This Amendment to Agreement and Plan of Merger, dated as of the 11th day of June, 1996 (the "Amendment"), is among DI Industries, Inc., a Texas corporation ("DI"), DI Merger Sub, Inc., a newly formed Delaware corporation and a wholly owned subsidiary of DI ("Sub"), Roy T. Oliver, Jr. ("Oliver"), Mike L. Mullen ("Mullen"), R.T. Oliver, Inc., an Oklahoma corporation ("RTO"), and Land Rig Acquisition Corporation, a Delaware corporation ("LRAC").

         WHEREAS, DI, Sub, Oliver, Mullen, RTO and LRAC have entered into an Agreement and Plan of Merger, dated as of the 7th day of May, 1996 (the "Merger Agreement"), and wish to amend the Merger Agreement in certain respects,

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto hereby agree as follows:

         1. AMENDMENT TO SECTION 7.2. Paragraph (c) of Section 7.2 of the Merger Agreement is hereby amended and restated to read as follows:

                  "(c) If the Merger is not consummated for any reason other than as a result of a material breach by LRAC or RTO of any of their representations, covenants or agreements contained in this Agreement, and if, prior to December 31, 1996, DI, or their stockholders, publicly announce, enter into a letter of intent relating to, enter into a definitive agreement providing for, or consummate, a DI Acquisition Transaction, DI agrees to pay to LRAC and RTO an amount equal to thirty-three and one-third percent (33.3%) of the difference between the consideration paid in the DI Acquisition Transaction (including any and all distributions from DI to its stockholders from the date hereof through the later of such announcement, letter of intent, agreement or consummation) and the Threshold Amount (defined below). The "Threshold Amount" shall be $30 million if such DI Acquisition Transaction involves all of the outstanding securities or assets of DI. If such DI Acquisition Transaction involves less than all of the outstanding securities or assets of DI, the Threshold Amount shall be reduced by a proportionate amount (e.g., if one half of the assets of DI are sold in such DI Acquisition Transaction, the Threshold Amount shall be $15 million)."

         2. CONSENT TO AMENDMENT TO ARTICLES. Oliver, Mullen, RTO and LRAC hereby consent to amendments to the Articles of Incorporation of DI contemplated by the Agreement and Plan of Merger dated May 7, 1996, by and between DI and Somerset Investment Corp, as amended by an Amendment of even date herewith.

         3. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         4. EFFECT OF AMENDMENT. Except as specifically amended hereby, the Merger Agreement shall remain in full force and effect.

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         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                                DI INDUSTRIES, INC.

                                                By: /s/ IVAR SIEM
                                                Name:   Ivar Siem
                                                Title:  Chairman, President and
                                                        Chief Executive Officer

                                                DI MERGER SUB, INC.

                                                By: /s/ IVAR SIEM
                                                Name:   Ivar Siem
                                                Title:  President

                                                R.T. OLIVER, INC.

                                                By: /s/ ROY T. OLIVER, JR.
                                                Name:   Roy T. Oliver, Jr.
                                                Title:  President
                                                Attest:

                                                By: /s/ MIKE OLIVER
                                                Name:   Mike Oliver
                                                Title:  Secretary

                                                LAND RIG ACQUISITION CORPORATION

                                                By: /s/ MIKE L. MULLEN
                                                Name:   Mike L. Mullen
                                                Title:  President

                                                    /s/ MIKE L. MULLEN
                                                        Mike L. Mullen

                                                    /s/ ROY T. OLIVER, JR.
                                                        Roy T. Oliver, Jr.

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